UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 25, 2005
EMULEX CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-31353	51-0300558

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3333 Susan Street
Costa Mesa, California 92626
(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code: (714) 662-5600
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement
     On August 25, 2005, Emulex Design & Manufacturing Corporation, a Delaware corporation (the “Company”) and a wholly-owned subsidiary Emulex Corporation, a Delaware corporation (“Emulex”), entered into an office lease agreement (the “Lease”) with 24000 Development, LLC, a Washington limited liability company (the “Landlord”), to lease an office building and land located at 24000 35th Avenue, Bothell, Washington (the “Premises”). The Lease estimates that the Premises consist of 42,784 rentable square feet, however the actual total number of rentable square feet has been determined to be 43,917. The Company intends to use the Premises as general office space for its operations.
     The Lease is effective and binding on the parties as of August 25, 2005, however the term of the Lease will begin on date on which the Landlord achieves substantial completion of certain tenant improvements in accordance with the terms of the Lease (the “Commencement Date”). The Lease will expire on the last day of the calendar month which is seventy-two (72) full calendar months after the Commencement Date, however the Lease provides the Company with two (2) options to extend the term of the Lease for five years per option, exercisable by delivery of written notice by the Company to the Landlord no later than six (6) full calendar months prior to the expiration of the initial lease term or first option term, as applicable. The Company currently anticipate the Commencement Date to occur in December 2005.
     Starting on the Commencement Date, the Company will be entitled to occupy the Premises on a rent-free basis for eight (8) months. Thereafter, during the initial term of the lease, from month 9 through and including month 47, the monthly base rent for the Premises will be $1.50 per rentable square foot per month ($65,876 per month, assuming 43,917 rentable square feet); from month 48 through and including month 59, the rental rate for the Premises will be $1.56 per rentable square foot per month ($68,511 per month); and from month 59 through and including month 71, the rental rate for the Premises will be $1.62 per rentable square foot per month ($71,146 per month). During the option terms, the monthly base rent shall be equal to the “fair market rental rate” for the Premises as agreed to by the Company and the Landlord or, if the Company and Landlord are unable to agree, by an appraiser in accordance with the terms of the Lease. The Company is not required to post a security deposit under the Lease. The Lease is guaranteed by Emulex.
     The Lease is a triple-net lease and in addition to the monthly base rent, the Company will be required to pay Landlord as additional rent operating expenses, real property taxes and assessments and utilities costs. The Company initially expects these pass-through costs to be approximately $310,000 per year. The Lease provides that the Landlord shall bear all tenant improvement costs up to an allowance of $40.19 per rentable square foot (approximately $1,765,000).

The costs of any tenant improvements in excess of this allowance shall be paid by the Company in accordance with the terms of the Lease.
     The foregoing is a summary description of certain terms of the Lease and is qualified in its entirety by the text of the Lease attached as Exhibit 10.1 to this Current Report on Form 8-K.
Section 9 — Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits
     (c) Exhibits

Exhibit Number	Exhibit Title or Description
10.1	Office Lease Agreement dated August 25, 2005 by and between 24000 Development, LLC and Emulex Design& Manufacturing Corporation.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMULEX CORPORATION (Registrant)

Date: August 31, 2005	By:	/s/ PAUL FOLINO

Paul Folino, Chairman and Chief Executive Officer

Exhibit Index

Exhibit Number	Exhibit Title or Description
10.1	Office Lease Agreement dated August 25, 2005 by and between 24000 Development, LLC and Emulex Design& Manufacturing Corporation.